UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 11, 2012
Date of Report (date of earliest event reported)

_________________________

ASCENA RETAIL GROUP, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2012, Ascena Retail Group, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the following items were voted upon: (1) the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified; (2) a proposal to consider the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers during fiscal 2012, known as the “say-on-pay” proposal; (3) to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended; and (4) the ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 27, 2013. The voting results at the Annual Meeting, with respect to each of the matters described above, were as follows:

1. The two directors were elected based upon the following votes:

	For	Withheld	Broker Non-Votes
John Usdan	139,433,054	4,806,563	6,318,886
Randy L. Pearce	140,530,222	3,709,395	6,318,886

2.	The compensation paid to the Company’s named executive officers during fiscal 2012, known as the “say-on-pay” proposal, was approved, by non-binding vote, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
139,360,895	4,769,711	109,011	6,318,886

3.	The amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended, was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
107,072,091	37,053,090	114,436	6,318,886

4.	The appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending July 27, 2013 was ratified based upon the following votes:

For	Against	Abstain
148,182,777	2,334,190	41,536

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: December 12, 2012	By:	/s/ Jay Levine
Jay Levine Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)